UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2009
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2009, Alberto Bacó was appointed to the Boards of Directors of W Holding Company, Inc. (the “Company”) and the Company’s subsidiary bank, Westernbank Puerto Rico (the “Bank”), effective March 27, 2009, subject to receipt of regulatory approval. Mr. Bacó was appointed to the class of directors whose term expires in 2011.
Mr. Bacó, age 50, is the President and Chief Executive Officer of Marvel International, Inc. and Bohío International Corp. Both companies are middle market manufacturing and distribution operations which specialize in branded products. Mr. Bacó also is a venture capital investor and real estate developer. Mr. Bacó previously served as the President of the Economic Development Bank of Puerto Rico.
Mr. Bacó will serve on the following standing committees of the Board of Directors of the Company:
•	Audit;

•	Investment;

•	Senior Lending;

•	Nominating and Corporate Governance;

•	Executive;

•	Compensation; and

•	Litigation.
As a non-employee director who will serve on three or more Board committees and on the Litigation Committee, Mr. Bacó will receive an annual retainer of $54,000, payable in 12 monthly installments of $4,500. The retainer will be pro-rated for 2009.
There was no arrangement or understanding between Mr. Bacó and any other person pursuant to which he was selected as a director. Mr. Bacó has a 40% ownership interest in Desarrollos Car y Al 2004, Inc. (“Desarrollos”) and is its President and Secretary. Mr. Bacó and Desarrollos are customers of, and have had transactions with, the Bank, in the ordinary course of the Bank’s business and the Bank expects to have banking transactions with each in the future. These transactions include a line of credit of $6,655,000 extended by the Bank to Desarrollos. Since the beginning of the Company’s 2008 fiscal year, the largest aggregate amount of principal outstanding at any time on the line of credit was $6,451,238. As of March 30, 2009, $2,417,000 was outstanding on this line of credit. Desarrollos has paid $3,614,481 and $292,271 in principal and interest payments, respectively, since the beginning of the Company’s 2008 fiscal year. The interest rate payable on monies borrowed under the line of credit is 5.50%. The Company has determined that this relationship would not impair Mr. Bacó’s independence as a director. In the Company’s opinion, all loans and commitments to lend pursuant to the aforementioned line of credit were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment schedules, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectability nor contain terms unfavorable to the Bank.
As a non-employee director who will serve on three or more Board Committees and on the Litigation Committee, Mr. Enrique Gonzalez also will receive an annual retainer of $54,000, payable in 12 monthly installments of $4,500.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Norberto Rivera
Name:	Norberto Rivera
Title:	Chief Accounting Officer
Date: March 30, 2009